Exhibit 99.2

The acquisition of Mandiant by Google constitutes a Fundamental Change and Make-Whole Fundamental Change with respect to Mandiant’s 0.875% Convertible Senior Notes due 2024, 1.000% Convertible Senior Notes due 2035 and 1.625% Convertible Senior Notes due 2035

Reston, V.A. (September 12, 2022) – The acquisition of Mandiant, Inc. (“Mandiant”) by Google LLC and the related delisting of Mandiant’s common stock from the Nasdaq Global Select Market, which have occurred effective September 12, 2022 (the “Effective Date”), constitute a “Fundamental Change” and a “Make-Whole Fundamental Change” as defined under (i) the indenture dated May 24, 2018, as supplemented (the “2024 Convertible Notes Indenture”), governing Mandiant’s 0.875% Convertible Senior Notes due 2024 (the “2024 Convertible Notes”); (ii) the indenture dated June 2, 2015, as supplemented (the “Series A 2035 Convertible Notes Indenture”), governing Mandiant’s 1.000% Convertible Senior Notes due 2035 (the “Series A 2035 Convertible Notes”) and (iii) the indenture dated June 2, 2015, as supplemented (the “Series B 2035 Convertible Notes Indenture” and together with the 2024 Convertible Notes Indenture and the Series A 2035 Convertible Notes Indenture, the “Indentures”), governing Mandiant’s 1.625% Convertible Senior Notes due 2035 (the “Series B 2035 Convertible Notes” and together with the 2024 Convertible Notes and the Series A 2035 Convertible Notes, the “Notes”).

Pursuant to the Indentures, at any time prior to the close of business on the business day immediately preceding the Fundamental Change Repurchase Date, holders of the Notes may elect to require Mandiant to purchase all or any portion of such holder’s Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. Mandiant has designated the Fundamental Change Repurchase Date (as defined in each of the Indentures) as October 17, 2022.

Mandiant has also provided a notice of redemption to the holders of the Series A 2035 Convertible Notes and the holders of the Series B 2035 Convertible Notes, notifying them of Mandiant’s decision to redeem all outstanding Series A 2035 Convertible Notes and Series B 2035 Convertible Notes on November 1, 2022 (the “Redemption Date”) at a redemption price of 100% of the outstanding aggregate principal amount of the Series A 2035 Convertible Notes or Series B 2035 Convertible Notes, as applicable, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Holders of the 2024 Convertible Notes have the right to elect to convert their 2024 Convertible Notes into an amount of cash equal to $1,136.8325 for each $1,000 principal amount of Notes surrendered for conversion at any time during the period that begins on, and includes, the Effective Date and ends on, and includes, the business day immediately preceding the Fundamental Change Repurchase Date.

Holders of the Series A 2035 Convertible Notes and the Series B 2035 Convertible Notes have the right to elect to convert their Series A 2035 Convertible Notes or Series B 2035 Convertible Notes, as applicable, into an amount of cash equal to $378.5156 for each $1,000 principal amount of Notes surrendered for conversion, in each case at any time during the period that begins on, and includes, the Effective Date and ends on, and includes, the scheduled trading day immediately preceding the Redemption Date.

This announcement does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the notices, dated the Effective Date, provided to holders of the Notes, which provide more detailed information regarding the procedures for tendering Notes for repurchase or surrendering Notes for conversion.

About Mandiant, Inc.

Since 2004, Mandiant® has been a trusted partner to security-conscious organizations. Effective security is based on the right combination of expertise, intelligence, and adaptive technology, and the Mandiant Advantage SaaS platform scales decades of frontline experience and industry-leading threat intelligence to deliver a range of dynamic cyber defense solutions. Mandiant’s approach helps organizations develop more effective and efficient cyber security programs and instills confidence in their readiness to defend against and respond to cyber threats.

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